UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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U.S. Restaurant Properties, Inc.

(Name of Registrant as Specified In Its Charter)

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U.S. RESTAURANT PROPERTIES, INC.

12240 Inwood Road

Suite 300

Dallas, Texas 75244

(972) 387-1487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2004

To the Stockholders of U.S. Restaurant Properties, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of U.S. Restaurant Properties, Inc., a Maryland corporation (the “Company”), will be held at 12240 Inwood Road, Suite 300, Dallas, Texas, on Wednesday, May 19, 2004, at 10:00 a.m. local time, for the following purposes:

1.	The election of seven directors to hold office for terms expiring at the next annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the Meeting.

It is desirable that as large a proportion as possible of the stockholders’ interests be represented at the Meeting. Whether or not you plan to be present at the Meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person should you later decide to attend the Meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Copies of the Proxy Statement relating to the Meeting and the Annual Report outlining the Company’s operations for the year ended December 31, 2003 accompany this Notice of Annual Meeting of Stockholders.

Only holders of record of the Common Stock of the Company at the close of business on April 8, 2004 are entitled to notice of, and to vote at, the Meeting or any adjournment thereof, notwithstanding any transfer of the Common Stock on the books of the Company after such record date.

By Order of the Board of Directors,

DAVID M. WEST

Chairman of the Board

Dallas, Texas

April 19, 2004

U.S. RESTAURANT PROPERTIES, INC.

12240 Inwood Road

Suite 300

Dallas, Texas 75244

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2004

This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of U.S. Restaurant Properties, Inc., a Maryland corporation (the “Company”), on or about April 19, 2004, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be exercised at the Annual Meeting of Stockholders (the “Meeting”) to be held at 12240 Inwood Road, Suite 300, Dallas, Texas, on Wednesday, May 19, 2004, at 10:00 a.m.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the following proposals: Proposal One-the election of all directors to a one-year term; and Proposal Two- ratification of the Company’s selection of Deloitte & Touche LLP (“Deloitte & Touche”) as its independent auditors for the fiscal year ending December 31, 2004. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment. We sent you these proxy materials because our Board is requesting that you allow your shares of Common Stock to be represented at the meeting by the proxies named in the enclosed proxy card (or, if you receive this document electronically, the accompanying proxy instructions). This Proxy Statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. On or about April 19, 2004, we began mailing these proxy materials to all stockholders of record at the close of business on April 8, 2004 (the “Record Date”). The Company has hired ADP Financial Information Services, Inc. (“ADP”) to assist in distributing and soliciting proxies and will pay $6,320 plus expenses for these services.

Who Is Entitled to Vote?

You will be entitled to vote your shares on any of the proposals if you held your shares as of the close of business on the Record Date. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding entitled to vote at the Meeting. Each of the shares outstanding on that date is entitled to one vote on the proposals. As of the Record Date, a total of 22,552,639 shares of common stock were outstanding and entitled to vote. Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. For purposes of the Proposals to elect directors and to ratify the appointment of Deloitte & Touche, abstentions will not be counted as votes cast and will have no effect on the result of the vote on such Proposals. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be “broker non-votes.” The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum.

What Is Required to Hold the Meeting?

The presence at the meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum permitting business to be conducted at the meeting. If a quorum is not present or represented at the Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting. If you have returned valid proxy instructions or attend the meeting and vote in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting on any or all matters introduced at the meeting.

What Vote is Required?

Each share of Common Stock may be voted to elect up to seven individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee for director must receive a plurality of the votes cast by the shares of Common Stock entitled to vote at a meeting at which a quorum is present. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement. The ratification of the appointment of Deloitte & Touche requires the affirmative vote of the holders of a majority of the Common Stock represented at the Meeting and entitled to vote thereon to be approved.

How Do I Vote?

Your vote is important. Stockholders can vote in person at the Annual Meeting or by proxy. You may vote by completing a proxy card and mailing it in the postage-paid envelope provided.

If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the other proposals.

What Are the Board’s Recommendations?

If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board. The Board recommends a vote:

•	FOR the election of each of the nominees for director; and

•	FOR the ratification of the Company’s auditors.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

Can I Revoke or Change My Proxy?

Yes, you may change or revoke your proxy at any time before the meeting by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, but attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Discontinue Receiving Duplicate Copies of Annual Reports?

Our 2003 Annual Report and financial statements have been mailed to stockholders with this Proxy Statement. If you share an address with any of our other stockholders, your household might receive only one copy of these documents. To request individual copies for each stockholder in your household, please contact U.S. Restaurant Properties, Inc.-Investor Relations, at 12240 Inwood Road, Suite 300, Dallas, Texas 75244 (toll-free number: (800) 322-9827 ext. 147). To ask that only one set of the documents be mailed to your household, please contact your bank, broker or other nominee or, if you are a stockholder of record, please call our transfer agent, American Stock Transfer & Trust, toll-free at (800) 937-5449.

GOVERNANCE OF THE COMPANY

Board of Directors

Our business and affairs are managed under the direction of the Board of Directors, which currently consists of eight members and which will consist of seven directors as of the conclusion of the Annual Meeting. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Board members have complete access to the Company’s management team and the independent auditors. The Board and each of the key committees—Audit, Compensation, Nominating and Corporate Governance (collectively the “Committees”)—also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. The Company’s Corporate Governance Guidelines require that a majority of the directors be independent within the meaning of New York Stock Exchange (“NYSE”) standards.

Statement on Corporate Governance

The Company is dedicated to establishing and maintaining the highest standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-term interests of our stockholders and further align the interests of trustees and management with our stockholders. The major changes approved by the Board, through the adoption of a code of business conduct and ethics and corporate governance guidelines and enacted by the Company include:

•	prohibiting the repricing of options under our Flexible Incentive Plan;

•	increasing the overall independence of the Board and its Committees;

•	scheduling executive sessions of the non-management directors on a regular basis;

•	conducting annual evaluations of the Board, the Committees and individual directors;

•	establishing stock ownership guidelines for senior officers of the Company;

•	requesting directors visit properties every year;

•	limiting members of its Audit Committee to service on not more than three other public company audit committees without prior approval of the Board;

•	adopting a Pre-Approval Policy for Audit and Non-Audit Services;

•	limiting the CEO’s service to not more than two other public company boards;

•	revising the existing Audit Committee Charter; and

•	adopting formal charters for the Committees.

Executive Sessions. Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors meet in separate executive sessions at least three times a year. These directors may invite the Chief Executive Officer or others, as they deem appropriate, to attend a portion of these sessions.

Contacting the Board. The Board welcomes your questions and comments. If you would like to communicate directly with our Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to our Chief Financial Officer and Secretary. All communications will be forwarded to the Chairman of our Audit Committee.

Code of Business Conduct and Ethics. The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officers. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and directors. If the Board amends any provisions of the Code of Business Conduct and Ethics that apply to the Company’s chief executive officer or senior financial officers or grants a waiver in favor of any such persons, it will promptly publish the text of the amendment or the specifics of the waiver on the Company’s website.

As all stockholders are aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. We intend to continue to act promptly to incorporate not only the actual requirements of rules adopted but additional voluntary measures we deem appropriate. Charters for the Audit, Compensation, Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics may be viewed on the Company’s website at www.usrp.com under the corporate governance section. In addition, the Committee Charters are attached to this proxy statement as Appendices A, B and C, and the Company will mail copies of the Corporate Governance Guidelines to stockholders upon written request.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors of the Company shall be as set forth in the Company’s Articles of Incorporation, as amended (the “Articles”), or as may be established by the Board of Directors but may not be fewer than the number required under the Maryland General Corporation Law nor more than 15 members. The current Board of Directors consists of eight members. At the Meeting, seven of the current directors, David M. West, Len W. Allen, Jr., G. Steven Dawson, John C. Deterding, Robert Gidel, James H. Kropp and Robert J. Stetson, are to be elected to hold office until the next annual meeting of Stockholders or until their successors are elected and qualify. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The following table sets forth for each nominee for election as a director of the Company his age, principal occupation, position with the Company, if any, and certain other information. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Name	Age	Principal Occupation	Director Since
David M. West	47

Mr. West was elected Chairman of the Board, a Director and Interim Chief Executive Officer in March 2001 (he resigned as Interim Chief Executive Officer in June 2001 at the time Mr. Stetson was elected Chief Executive Officer) in connection with the closing of a significant common stock investment by Lone Star Fund III (U.S.), L.P. and its affiliates (“Lone Star Funds”) in the Company. Lone Star Funds is one of the largest opportunity funds in the world, with over $8 billion of equity capital under management. Mr. West is also a member of the Compensation Committee and the Executive Committee of the Company. Mr. West is the President of Lone Star U.S. Acquisitions, LLC and, in that capacity, directs all North American origination, underwriting and asset management efforts for Lone Star Funds. Prior to joining Lone Star Funds in 1998, Mr. West was a Senior Vice President with L.J. Melody & Company where he was responsible for originating real estate debt and equity transactions. His professional experience also includes 15 years with General Electric Capital Commercial Real Estate where, as Senior Vice President/Territory Manager, he led the real estate investment group for the Southwest United States. Mr. West is a director or officer of several non-public companies which are owned or controlled by Lone Star Funds or affiliates of Lone Star Funds.

			March 2001
Len W. Allen, Jr.	39	Mr. Allen is a Director of the Company and a member of the Executive Committee. Since August 2000, Mr. Allen has served as Executive Vice President of Lone	March 2001

Name	Age	Principal Occupation	Director Since

Star U.S. Acquisitions LLC where he is responsible for originating investment opportunities in North America for the affiliated funds. From February 1997 until he joined Lone Star Funds, Mr. Allen was Executive Vice President of Hudson Advisors LLC, an affiliate, where he was responsible for managing portfolios of assets located in North America. Mr. Allen’s previous experience also includes Lehndorff USA, a diversified real estate company with holdings throughout the United States.

G. Steven Dawson	46

Mr. Dawson is a Director of the Company and serves as chairman of the Audit Committee. He also has been designated as the “audit committee financial expert,” as such term is defined in the Rules of the Securities and Exchange Commission. He is currently a private investor who is active on or has agreed to serve on the boards of five real estate investment trusts (“REITs”), three of which are in their initial public offering stages, and one, AMREIT, which is traded on the American Stock Exchange. He also serves on the board of a private company which is a national provider of network cabling, telephony, security systems and electrical contracting to commercial property owners. He generally sits on the audit committees of each of these companies either as a member or as the chairman, and he serves on special committees, governance/nominating committees, compensation committees and in the case of AMREIT, as the lead outside director. From 1990 until 2003, Mr. Dawson served as Senior Vice President and Chief Financial Officer of Camden Property Trust (NYSE: CPT) (or its predecessors), a large multifamily REIT. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located at airports throughout the country.

			June 2000
John C. Deterding	72	Mr. Deterding is a Director of the Company, Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. He has been the owner of Deterding Associates, a real estate consulting company, since June 1993. From 1975 until June 1993 he served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation. From November 1989 to June 1993, Mr. Deterding served as Chairman of the	June 2001

Name	Age	Principal Occupation	Director Since

General Electric Real Estate Investment Company, a privately held REIT. He served as Director of GECC Financial Corporation from 1986 to 1993. He currently serves as trustee for Fund I and Fund II of Fortress Registered Investment Trust and serves on both its audit and compensation committees He was formerly a trustee for BAI and the Urban Land Institute and was a director of Patriot American.

Robert Gidel	52	Mr. Gidel is a Director of the Company, Chairman of the Compensation Committee, a member of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Since 1998, Mr. Gidel has been the Managing Director of Liberty Partners, L.P., a partnership which makes investments in real estate operating companies and partnerships. Since 1996, Mr. Gidel has been the independent member of the Independent Investment Committee of the Loan Star Funds. The investment committee approves, but does not generate, all investments made by the Loan Star Funds. Through April 1998 (when it merged with EastGroup Properties), Mr. Gidel was the President, Chief Executive Officer and a Director of Meridian Point Realty Trust VIII, a publicly traded REIT specializing in industrial properties. Through April 1997, Mr. Gidel served as President, COO and a Director of Paragon Group, Inc., a publicly traded REIT that owned multifamily apartments located in the southern states, and from 1995 through 1996, served as President of Paragon Group Property Services, a related subsidiary providing property management services. From 1995 until 1997, Mr. Gidel was a Partner and the COO of Brazos Principal GenPar, the general partner of the Brazos Fund, and served as President, COO and a Director of Brazos Asset Management, the general partner of Brazos Partners, from 1993 to 1995. Both Brazos entities were real estate opportunity funds sponsored by affiliates of Robert M. Bass and had assets in excess of $1 and $3 billion, respectively. Prior to 1993, Mr. Gidel served in several executive management positions with Alex Brown Kleinwort Benson Realty Advisors and Heller Financial. Mr. Gidel is currently a member of the Board of Directors of two publicly traded REITs—Developers Diversified Realty Corporation (of which he is a member of the audit and compensation committees and is the chairman of the compensation committee) and Global Signal, Inc. and two investment companies—Fortress Registered Investment Trust. and Fortress Registered Investment Fund II LLC.	March 2001

Name	Age	Principal Occupation	Director Since
James H. Kropp	55

Mr. Kropp is a Director of the Company and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. He has been a Managing Director of Christopher Weil & Company, Inc. (“CWC”), a securities broker-dealer and registered investment advisor, since April 1995. During Mr. Kropp’s tenure at CWC, CWC has participated in multiple transactions with the Company, including the acquisition of the QSR (1997) and Divall (1998) portfolios, managing a portfolio of publicly-traded restaurant bonds and the investment in the Company’s Common Stock by Lone Star Funds (March 2001). From July 1994 to November 1994, he was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners. He currently serves as a Director of PS Business Parks and Madison Park Real Estate Investment Trust, a non-public REIT.

			June 2001
Robert J. Stetson	53	Mr. Stetson is a Director of the Company, a member of the Executive Committee and has been Chief Executive Officer of the Company since June 2001. He served as the Chief Executive Officer and President of the Company from its formation in January 1997 until October 1999. From May 1994 until December 2000, Mr. Stetson also served as President and a Director of QSV Restaurant Properties, Inc. (“QSV”), the former general partner of U.S. Restaurant Properties Master L. P. (“USRP Master L.P.”), the predecessor to the Company, and, until October 1999, was also Chief Executive Officer of QSV. From 1987 until 1992, Mr. Stetson served as the Chief Financial Officer and later President-Retail Division of Burger King Corporation and Chief Financial Officer and later Chief Executive Officer of Pearle Vision. As Chief Financial Officer of Burger King Corporation, Mr. Stetson was responsible for managing more than 950 restaurants that Burger King Corporation leased to tenants. Prior to 1987, Mr. Stetson served in several positions with PepsiCo Inc. and its subsidiaries, including Chief Financial Officer of Pizza Hut, Inc.	January 1997

Meetings and Committees of the Board of Directors

General. During the fiscal year ended December 31, 2003, the Board of Directors held four regular meetings and three special meetings. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the fiscal year ended December 31, 2003. The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Executive Committee and, as needed, establishes a Special Committee to address related party and other issues.

Audit Committee. The Audit Committee is an advisory committee whose members are Mr. Dawson, Mr. Deterding and Mr. Gidel. The Audit Committee met seven times during the fiscal year ended December 31, 2003. The Audit Committee is comprised entirely of directors who meet the independence and financial literacy requirements of NYSE listing standards. In addition, the Board has determined that Mr. Dawson qualifies as an “audit committee financial expert” as defined in SEC rules. The Audit Committee’s responsibilities include providing assistance to the Board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its charter, the Audit Committee has sole authority to appoint and replace the independent auditors, who report directly to the Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and approves all related party transactions. The Audit Committee holds separate executive sessions, outside the presence of senior management, with the Company’s independent auditors.

Compensation Committee. The Compensation Committee currently consists of Mr. Gidel, Mr. Kropp and Mr. West. A majority of the directors on the Compensation Committee meet the independence standards of the NYSE. The Board will reconstitute the Compensation Committee following the Meeting so that it is comprised only of independent directors. The Compensation Committee’s responsibilities include establishing the Company’s general compensation philosophy, overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans, reviewing and approving executive compensation plans in light of corporate goals and objectives, evaluating the performance of the Chief Executive Officer in light of these criteria and recommending the Chief Executive Officer’s compensation level based on such evaluation, evaluating the performance of the other executive officers before approving their salaries, bonus and incentive and equity compensation, reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements, loans to non-executive employees and other benefits and policies respecting such matters for employees of the Company The Compensation Committee met six times during the fiscal year ended December 31, 2003.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”) was formed by the Board in December 2003 and consists of Mr. Deterding, Mr. Gidel and Mr. Kropp. The Nominating Committee did not meet during the fiscal year ended December 31, 2003. The Nominating Committee’s duties include adopting criteria for recommending candidates for election or re-election to the Board and its Committees and considering issues and making recommendations concerning the size and composition of the Board. The Nominating Committee will also consider nominees for director suggested by stockholders in written submissions to the Company’s Secretary.

Executive Committee. The Executive Committee consists of Mr. West, Mr. Allen and Mr. Stetson. The Executive Committee’s functions include reviewing, evaluating and recommending to the full Board such matters as: (i) growth strategies, (ii) material proposed transactions, (iii) financial implications of matters involving financial policies, plans and procedures, (iv) financial implication of proposed company actions and (v) material leases. The Executive Committee did not meet during the fiscal year ended December 31, 2003.

Special Committee. The Board of Directors also established a Special Committee for the purpose of overseeing and reviewing related party and other special transactions between the Company and Shoney’s Inc., which is owned by the Lone Star Funds. The Special Committee is comprised of Mr. Kropp, Mr. Dawson and Mr. Deterding. The Special Committee met five times during the fiscal year ended December 31, 2003.

Director Nomination Procedures

Director Qualifications. The Company’s Nominating Committee has established policies for the desired attributes of the Board as a whole. The Board will seek to ensure that a majority of its members are independent within NYSE listing standards. Each director generally may not serve as a member of more than six other public company boards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the stockholders. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

Identifying and Evaluating Nominees. The Nominating Committee regularly assesses the appropriate number of directors comprising the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for the Board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current Board members, stockholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Stockholder Nominees. The Company’s Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. The Nominating Committee will consider properly submitted stockholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials required by the Bylaws to the Secretary of the Company not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting. For the Company’s annual meeting in the year 2005, the Secretary must receive this notice after the close of business on February 18, 2005, and prior to the close of business on March 20, 2005. You can obtain a copy of the full text of the Bylaw provision by writing to the Secretary of U.S. Restaurant Properties, Inc. at 12240 Inwood Road, Suite 300, Dallas, Texas 75244.

Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: U.S. Restaurant Properties, Inc. at 12240 Inwood Road, Suite 300, Dallas, Texas 75244, Attn: Chief Financial Officer and Secretary.

Independence of Directors

Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our directors be independent within the meaning of NYSE corporate governance standards, the Board undertook a review of the independence of directors nominated for election at the Meeting. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company, including those reported under Proposal Two, “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all the directors nominated for election at the Annual Meeting are independent of the Company and its management with the exception of Mr. West, Mr. Allen and Mr. Stetson.

Compensation of Directors

Directors who are not employees of the Company are paid a $14,000 annual retainer and each committee chairman receives an additional $6,000 per annum. Directors who are employees of the Company, as well as Mr. West and Mr. Allen, are not paid any director’s fees. Directors also receive $1,000 for each board or committee meeting physically attended and $250 for telephonic attendance. Each of the directors who is not an employee of the Company, other than Mr. West and Mr. Allen, receives 1,000 shares of restricted stock upon his election or re-election to the Board. These restricted shares vest 25% at the end of each calendar quarter thereafter, commencing with the first calendar quarter following the date of grant. In addition, the Audit Committee chairman receives an additional $5,000, payable in shares of Common Stock. The Company may reimburse all directors for their travel expenses incurred in connection with attending meetings and their activities on behalf of the Company.

EXECUTIVE OFFICERS AND DIRECTORS

The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors at its first meeting following the annual meeting of Stockholders. The following table sets forth the names and ages of the executive officers and directors of the Company as of the date of this proxy statement and the positions held with the Company by each individual.

Name	Age	Title
Executive Officers
Robert J. Stetson	53	Chief Executive Officer, Director
Harry O. Davis	47	Chief Operating Officer
Stacy M. Riffe	38	Chief Financial Officer, Secretary

Outside Directors
Len W. Allen, Jr.	38	Director
G. Steven Dawson	45	Director
John C. Deterding	71	Director
Robert Gidel	51	Director
James H. Kropp	54	Director
Gregory I. Strong	46	Director
David M. West	47	Director

Executive Officers

For a description of the business experience of Mr. Stetson, see “Election of Directors” above.

Harry O. Davis. Mr. Davis joined the Company in July 1998 and has run the Asset Management Department since May 1999. In June 2001, he was named Senior Vice President and in October 2002 he was named Chief Operating Officer. Mr. Davis is a twenty-year commercial real estate industry veteran. From 1990 to 1994, he served as Vice President-Real Estate for BEG Enterprises, a Michigan-based commercial property owner. From 1994 until joining the Company, Mr. Davis served as President of Davis Commercial Realty and Director of Asset Management for Kim Martin Company, full service commercial real estate firms.

Stacy M. Riffe. Ms. Riffe joined the Company in October 2002 as Chief Financial Officer and was elected Secretary in 2003. From November 1999 until joining the Company, Ms. Riffe served as Chief Financial Officer of Mail Box Capital Corporation d/b/a The Mail Box, a printing and mailing company. From April 1998 until November 1999, Ms. Riffe served as Chief Financial Officer of Pinnacle Restaurant Group, LLC, which was the owner/operator of Harrigan’s Grill and Bar restaurants. From January 1996 until November 1997, Ms. Riffe was Chief Financial Officer of Casa Olé Restaurants, Inc. (currently Mexican Restaurants, Inc.). From 1991 until 1996, Ms. Riffe held various positions, including Controller, with Spaghetti Warehouse, Inc. Prior to 1991, Ms. Riffe was an auditor for the Dallas office of KPMG Peat Marwick.

Outside Directors

For a description of the business experience of Messrs. Allen, Dawson, Deterding, Gidel, Kropp and West, see “Election of Directors” above.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information with respect to annual and long-term compensation for the three-year period ended December 31, 2003, paid, or accrued with respect to, each of the Company’s executive officers (the “Executive Officers”).

	Annual Compensation							Long-Term Compensation Awards	All Other Compensation
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation	Securities Underlying Options
Robert J. Stetson Chief Executive Officer, Director	2003 2002 2001	$ $ $	250,000 245,192 135,417	$ $ $	400,000 100,000 50,000	(1)	— — —	— — 200,000	— — —
Harry O. Davis Chief Operating Officer	2003 2002 2001	$ $ $	127,308 107,610 89,440	$ $ $	55,800 30,000 41,475	(2)	— — —	— 15,000 15,000	— — —
Stacy M. Riffe (3) Chief Financial Officer	2003 2002	$ $	158,115 25,962	$ $	76,780 10,000	(4)	— —	— 20,000	$20,000 —	(5)

(1)	Includes two special bonuses paid to Mr. Stetson in 2003. See “Report of Compensation Committee on Executive Compensation.”

(2)	Consists of $43,600 cash and 663 shares of common stock.

(3)	Ms. Riffe was appointed as Chief Financial Officer in October 2002.

(4)	Consists of $40,000 cash and 2,000 shares of common stock.

(5)	Represents cash payment resulting from delay in issuing options.

Option Grants.

No options were granted to Executive Officers during the fiscal year ended December 31, 2003, including options granted under the Company’s Flexible Incentive Plan that the Stockholders approved in 1997 and amended in 1998.

Option Exercises and Year-End Option Values.

The following table sets forth certain information concerning option exercises during the 2003 fiscal year and the value of the unexercised options at December 31, 2003 held by the Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired On Exercise	Realized Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised in-the- Money Options/SARs at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Stetson	110,000	$481,070	—	—	—	—
Harry O. Davis	8,000	$23,200	12,500	7,500	$38,000	$30,300
Stacy M. Riffe	—	—	10,000	10,000	$27,900	$27,900

(1)	The fair market value on December 31, 2003 of the Common Stock underlying the options was $17.04 per share.

Employment Agreement

The Company has entered into an employment agreement with Mr. Stetson as of July 1, 2003. This agreement provides for a minimum salary of $250,000 per year, as well as a bonus of up to $100,000 which is payable based on the attainment of specific goals. The agreement also provides for the immediate vesting of the 15,000 shares of restricted stock granted to Mr. Stetson thereunder (which otherwise vest on July 1, 2005) if certain situations occur such as termination without cause or a change in control of the Company. Two months prior to expiration, unless notification of termination is given, this agreement extends for one year from the date of expiration.

Severance Arrangements

The Company has entered into severance agreements with Mr. Davis and Ms. Riffe as of January 1, 2004. These agreements, which each have an initial term of five years, provide for severance payments if certain situations occur such as termination without cause or a change in control of the Company. If a change in control of the Company occurs, each of Mr. Davis and Ms. Riffe shall be entitled to receive a payment equal to half their salary at such time. In addition, if either Mr. Davis or Ms. Riffe is terminated following a change in control (other than for cause), he or she would be entitled to an additional payment equal to one times his or her salary at such time. If at any time, either Mr. Davis or Ms. Riffe is terminated (other than following a change in control) other than for cause, he or she would be entitled to a severance payment equal to three-quarters his or her salary at such time.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE OFFICER COMPENSATION

The following report of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and the performance graph that appears immediately after such report should not be deemed to be soliciting material or filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any document so filed.

General

The Compensation Committee recommends to the Board of Directors the compensation of the executive officers of the Company and administers the Plan and any other employment benefit plans established by the Company. The Compensation Committee reviews the overall compensation program of the Company to assure that it is reasonable and, in consideration of all the facts including practices of comparably sized REITs, adequately recognizes performance tied to creating stockholder value and meets overall Company compensation and business objectives. The Compensation Committee’s philosophy for compensating executive offices is that an incentive-based compensation system tied to the Company’s financial performance and stockholder return will best align the interests of its executive officers with the objectives of the Company and its stockholders. The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The Compensation Committee has determined that the Company’s compensation program should reward performance measured by the creation of value for stockholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to meet the Company’s financial objectives by making a significant portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program consists of the following elements:

(1) A base salary, which results from an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company;

(2) Annual incentives that are directly related to the performance of the executive’s department and the financial performance of the Company as a whole; and

(3) Subject to the provisions of the Plan previously approved by the stockholders, grants of restricted stock and/or stock options designed to motivate individuals to enhance long-term profitability of the Company and the value of the Common Stock.

The Compensation Committee does not allocate a fixed percentage to each of these elements, but works with management to design compensation structures that best serve its goals.

Base Salary

The base salary of Mr. Stetson, the Company’s Chief Executive Officer, was recommended by the Compensation Committee. Recommendations for compensation of executive officers, other than Mr. Stetson, are provided by the Chief Executive Officer after annual evaluations of individual contributions to the business of the Company are held with each such executive officer. Factors considered by the Compensation Committee in recommending base salaries include the performance of the Company, measured by both financial and non-financial objectives, individual accomplishments, any planned change of responsibilities for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base salary relative to that of other executive officers. The predominating factor is the performance of the Company. The application of the remaining factors is subjective, with no factor being given more weight than the other.

Annual Incentive

Executives are also eligible for annual incentive awards which awards are designed to place a significant part of an executive’s annual compensation at risk. The Executive Officers will participate in the bonus incentive program under which the individual executives are eligible for annual cash and/or stock bonuses. Bonuses were paid by the Company to each of the Executive Officers for the year ended December 31, 2003. The Compensation Committee determines bonuses on the basis of a comparison of actual performance against pre-established performance goals for the Company and will be, in part, based on the discretion of the Compensation Committee.

Long-term Incentives

In keeping with the Compensation Committee’s philosophy to provide long-term incentives to executive officers and other key employees, it is anticipated that restricted awards and stock options will be granted to executive officers and other key officers on a periodic basis. The Compensation Committee establishes the number of options granted based upon REIT industry data and upon each individual’s base salary.

CEO Performance Evaluation

The Compensation Committee recommends to the Board of Directors for its approval the compensation of all executives, including the Chief Executive Officer. Mr. Stetson’s salary for 2004, as established by his employment agreement, is set at $250,000. In 2003, the Company paid Mr. Stetson $250,000 in base compensation. Also, he was awarded a bonus of $100,000 for achieving performance goals pre-established by the Compensation Committee, a bonus of $50,000 for the successful sale and/or re-leasing of the Fina gasoline stations and $250,000 for the completion of the sale of the Company’s equity interest in Shoney’s, Inc. at again to the Company of approximately $2.1 million.

Tax Consideration

The Compensation Committee is aware of the tax law which makes certain (non-performance based) compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the Executive Officers currently receives performance-based compensation at or near the $1,000,000 maximum, the Compensation Committee has carefully considered the impact of these tax provisions and has taken steps which are designed to minimize their future effect, if any.

THE COMPENSATION COMMITTEE

Robert Gidel

David M. West

James H. Kropp

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of members of the Board of Directors who are neither former nor current officers or employees of the Company or any of its subsidiaries. Robert J. Stetson serves on the Board of Directors of Shoney’s, Inc. Mr. David West is an executive officer of Shoney’s, Inc. and serves on the Compensation Committee of the Company.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock (and the common units of beneficial interest of U.S. Restaurant Properties Master L.P., the Company’s predecessor, see “Certain Relationship and Related Transactions”), with the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts (“NAREIT”) All Equity REIT Index, assuming the investment of $100 on December 31, 1998 and the reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG THE COMPANY, S&P 500 INDEX

AND NAREIT EQUITY REIT INDEX

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/3102	12/31/03
U.S. Restaurant Properties, Inc.	100.00	64.63	51.49	84.67	89.81	118.41
S&P 500*	100.00	121.11	110.34	97.32	75.75	97.40
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
NAREIT All Equity REIT Index	100.00	93.52	107.87	130.08	143.64	198.12
SNL All Equity REITs	100.00	94.57	119.06	135.49	140.84	193.66

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.
Used with permission, all rights reserved. www.crsp.com
Source: SNL Financial LC, Charlottesville, VA (434) 977-1600 ©2004

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2003. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors, Deloitte & Touche, are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

We have discussed with Deloitte & Touche the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, and we have discussed with the firm its independence from the Company. We have also discussed with management of the Company and the auditing firm such other matters and received assurances from them that we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

G. Steven Dawson Robert Gidel John C. Deterding

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche as independent auditors for the 2004 fiscal year, and presents this selection to the stockholders for ratification. Deloitte & Touche, or its predecessors, has served as our independent auditors for more than 15 years and is familiar with our affairs and financial procedures. Deloitte & Touche will audit our consolidated financial statements for fiscal 2004 and perform other services.

Principal Accounting Firm Fees

Aggregate fees billed to the Company for the years ended December 31, 2003 and 2002 by the Company’s principal accounting firm, Deloitte & Touche, were as follows:

	2003	2002
Audit Fees	$414,500	$248,600
Audit Related Fees	24,700	7,000
All Other Fees	—	—

Total Fees	$439,200	$255,600

The Audit Committee has determined the provision of the services included within “Audited Related Fees” and “All Other Fees” to be compatible with maintaining the principal accountant’s independence. Audit Fees are for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the registrant’s Forms 10-Q for the 2003 fiscal year and the rendering of comfort letters and consents related to registration statement filings. Audit-Related Fees are fees for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Pre-Approval Policies

The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the Company’s engagement of Deloitte & Touche as its independent auditors, and the incurrence of all of the fees described above, for 2003 and 2002, and has selected Deloitte & Touche as independent auditor for 2004, subject to review and approval of the final terms of its engagement as such and its audit fees. The Audit Committee has also adopted Pre-Approval Policies for all other services Deloitte & Touche may perform for the Company in 2004. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies for 2004 will require the further advance review and approval of the Audit Committee. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Committee, provided that the Chairman reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

Representatives of Deloitte & Touche will be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that you vote FOR the ratification of independent auditors as set forth in Proposal Two. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 1999, Mr. Stetson resigned as Chief Executive Officer of the Company and entered into a Settlement Agreement with the Company that provided for, among other things, loans from the Company to Mr. Stetson to acquire shares of Common Stock. In March 2000, the Company advanced $400,000 to Mr. Stetson for the purchase of Common Stock. The promissory note provides for an interest rate of 7.0% per annum and quarterly payments of interest only through December 2005, with a final payment of principal and interest due in March 2006. During the third quarter of 2002, the promissory note was paid down by $125,000. At December 31, 2003, there was a balance of $275,000 due on this note.

In January 2002, the Company advanced $24,000 to Harry O. Davis for the purchase of Common Stock of the Company. The promissory note provides for an interest rate of 6% per annum and quarterly payments of interest only through December 2006, with a final payment of principal and interest due in January 2007.

On April 10, 2002, LSF 4 Acquisition (owned 90.1% by Lone Star U.S. Acquisitions LLC and 9.9% by U.S. Restaurant Properties Operating L.P.) merged into Shoney’s, Inc., with Shoney’s being the surviving entity. Pursuant to the terms of the merger, all of the outstanding shares of common stock of Shoney’s were cancelled and converted into the right to receive $0.36 in cash and each outstanding membership interest in LSF 4 Acquisition was converted into and exchanged for 100 shares of common stock of Shoney’s, as the surviving entity in the merger. Pursuant to the terms of the financing arrangements entered into in connection with the financing of the merger, U.S. Restaurant Properties Operating L.P. became owner of 7.5% of the equity of the sole shareholder of Shoney’s. U.S. Restaurant Properties Operating Partnership had no obligation to fund any additional capital requirements of the entity, other than its initial capital contribution; however, in December 2002, it did contribute an additional $0.9 million as part of a capital call. The Company had purchased 51 properties from Shoney’s at December 31, 2002 and acquired 59 additional properties in 2003. On October 6, 2003, the Company sold its 7.5% equity interest in Shoney’s to the other shareholder of the parent company. Net proceeds on the transaction were $4.5 million with the Company recognizing a gain of approximately $2.1 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, at March 5, 2004, by each person or group within the meaning of Section 13(d)(3) of the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
LSF3 Capital Investments I, LLC	1,382,633	(1)	6.1%

(1)	The sole member of LSF3 Capital Investments I, LLC, a Delaware limited liability company (Investments I), is LSF3 REOC I, L.P., a Delaware limited partnership (REOC). The general partner of REOC is LSF3 GenPar I, LLC, a Delaware limited liability company (GenPar). The sole member of GenPar is Lone Star Fund III (U.S.), L.P., a Delaware limited partnership (Lone Star US). The general partner of Lone Star US is Lone Star Partners III, L.P., a Bermuda limited partnership (Partners III). The general partner of Partners III is Lone Star Management Co. III, Ltd., a Bermuda exempt limited liability company (Management III). John P. Grayken, a citizen of Ireland, is the sole stockholder, a director and President of Management III. Mr. Grayken is also sole shareholder and sole director of Advisors GenPar, Inc., a Texas corporation (Advisors GenPar). Hudson Advisors, LLC, a Texas limited liability company (Hudson) is an asset manager, and, pursuant to a proxy granted by Investments I, has certain voting rights with respect to the shares of our common stock owned by Investments I, pursuant to an agreement among Investments I and Hudson. The managing member of Hudson is Hudson Advisors Associates, L.P., a Texas limited partnership (Advisors). The general partner of Advisors is Advisors GenPar. The “Percent of Class” is computed by dividing the number of shares of our common stock owned by such stockholder by the total number of shares of outstanding common stock at March 5, 2004 (22,534,976 shares). The address of the principal offices and business address of Investments I, REOC, GenPar and Lone Star US is 717 North Harwood Street, Suite 2200, Dallas, Texas 75201. The address of the principal offices and business address of Hudson, Advisors and Advisors GenPar is 717 North Harwood Street, Suite 2100, Dallas, Texas 75201. The address of the principal offices and business address of Partners III and Management III is Washington Mall, Suite 104, 7 Reid Street, Hamilton, HM 11, Bermuda. The business address of Mr. Grayken is 50 Welbeck Street, London, United Kingdom, W1G 9XW.

Security Ownership of Management

The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, at March 5, 2004 by each Director, each Executive Officer and by all Executive Officers and Directors as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Robert J. Stetson 12240 Inwood Road, Suite 300 Dallas, Texas 75244	479,824	(2)	2.1%

Harry O. Davis 12240 Inwood Road, Suite 300 Dallas, Texas 75244	26,224	(3)	*

Stacy M. Riffe 12240 Inwood Road, Suite 300 Dallas, Texas 75244	10,000	(4)	*

David M. West 717 N. Harwood Street, Suite 2200 Dallas, Texas 75201	5,000		*

Len W. Allen, Jr. 717 N. Harwood Street, Suite 2200 Dallas, Texas 75201	—		N/A

G. Steven Dawson 3555 Maranatha Drive Sugar Land, Texas 77479	17,448	(5)	*

John C. Deterding 107 N. Waterview Richardson, Texas 75080	11,163	(6)	*

Robert Gidel 3001 N. Rocky Point Drive East, Suite 200 Tampa, Florida 33607	10,000	(7)	*

James H. Kropp 13335 Winstanley Way San Diego, California 92130	11,000	(8)	*

Gregory I. Strong 717 N. Harwood Street, Suite 2200 Dallas, Texas 75201	—		N/A
All Directors and Executive Officers (10 persons)	570,659		2.5%

*	Less than 1%

(1)	Except as otherwise indicated, (i) the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, and (ii) none of the shares shown in this table or referred to in the footnotes hereto are shares of which the persons named in this table have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) promulgated under the Exchange Act.

(2)	Includes 934 shares of Common Stock held in a 401(k) plan.

(3)	Includes 2,224 shares of Common Stock held in a 401(k) plan and 12,500 shares of Common Stock subject to options currently exercisable. Does not include 3,845 shares of Common Stock beneficially owned by his wife as to which he disclaims any beneficial ownership.

(4)	Includes 10,000 shares of Common Stock subject to options currently exercisable.

(5)	Includes 8,000 shares of Common Stock subject to options currently exercisable and 5,161 shares of Common Stock issuable upon conversion of 5,500 shares of Series A Preferred Stock currently owned by Mr. Dawson.

(6)	Includes 8,000 shares of Common Stock subject to options currently exercisable.

(7)	Includes 8,000 shares of Common Stock subject to options currently exercisable.

(8)	Includes 1,000 shares held in an IRA account in his name and 4,000 shares of Common Stock subject to options currently exercisable.

The only equity compensation plan that the Company has is its Flexible Incentive Plan, which was approved by the Company’s Stockholders.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the SEC. Officers, directors and stockholders who own more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Company’s officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

INDEPENDENT AUDITORS

Deloitte & Touche served as the Company’s independent auditors for the fiscal year ended December 31, 2003. Deloitte & Touche has audited the Company’s financial statements and those of its predecessors for each of the fiscal years ended December 31, 1985 through December 31, 2003. A Deloitte & Touche representative is expected to be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company in 2005 must be received by the Secretary of the Company at the Company’s principal executive office no later than December 2004, in order to be included in the proxy statement and form of proxy for such meeting.

EXPENSES OF SOLICITATION

The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telecopy or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. ADP has been retained to assist in the solicitation of proxies for a fee of $6,320, plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, ADP.

OTHER MATTERS

The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors,

DAVID M. WEST
Chairman of the Board

April 19, 2004

Dallas, Texas

APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSES:

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (“Board”) of U.S. Restaurant Properties, Inc. (the “Company”) are as follows:

1. To assist Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the independent auditors and the Company’s internal audit function.

2. To prepare the report of the Committee for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), including disclosure in the annual report as to whether the Company has adopted a code of ethics for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

MEMBERSHIP:

The Committee shall be comprised of three (3) or more members of the Board. The Committee shall be organized in compliance with rules and listing standards established by the New York Stock Exchange, Inc. (“NYSE”) from time to time and applicable SEC rules. The Board shall appoint members of the Committee for one-year terms and members shall serve at the pleasure of the Board. The Board shall designate one of the Committee members to serve as chairman of the Committee. No member of the Committee may receive any compensation from the Company other than Directors’ fees. Committee members shall have the following qualifications:

1. Each member of the Committee shall be “independent” as determined by the Board in its business judgment in accordance with standards established by the NYSE from time to time. Members of the Committee may not be an affiliated person of the Company or any of its subsidiaries except in their capacity as Committee, Board or other Board committee members.

2. Each member of the Committee shall be “financially literate” (or become so within a reasonable time after his or her appointment to the Committee), as such qualification is interpreted by the Board in its business judgment in accordance with standards established by the NYSE from time to time.

3. At least one member of the Committee shall have such attributes relating to financial expertise as the Board determines in its business judgment that satisfy standards set forth in the rules and listing standards of the NYSE and the rules and regulations established by the SEC from time to time.

DUTIES AND RESPONSIBILITIES:

The Committee has the following duties and responsibilities:

A. To retain and terminate the Company’s independent auditors (subject, if applicable, to stockholder ratification) This includes the direct responsibility for the appointment, compensation, retention, and oversight of the work of the independent auditors. This includes the oversight of resolution of disagreements between management of the Company and the independent auditors. The independent auditors shall report directly to the Committee.

B. At least annually, to obtain and review a report by the independent auditors describing (1) the auditing firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company.

C. To review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors and present the Committee’s conclusions with respect to the independent auditors to the full Board.

D. To ensure that the lead audit partner does not serve in that capacity for more than five years and consider whether the audit firm itself should be changed periodically.

E. To discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

F. To receive reports from the Company’s Chief Executive Officer and Chief Financial Officer of (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

G. To review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and to review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

H. Receive communication from the independent auditors regarding the following before filing the annual report with the SEC: (i) critical accounting policies and practices; (ii) alternative treatments within Generally Accepted Accounting Principles (“GAAP”) for policies and practices related to material items that have been discussed with management of the Company

(including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors); and (iii) other material written communications between the independent auditors and management of the Company.

I. Pre-approve audit and non-audit services provided by the independent auditors either through detailed policies and procedures or explicit pre-approval of each engagement. This pre-approval requirement applies to subsidiaries of the Company in all locations. One or more independent members of the Committee may be designated to perform the pre-approval function if all pre-approved amounts are reported at the next scheduled Committee meeting.

J. To review in advance of distribution all dividends and earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

K. To review any accounting adjustments that were noted or proposed by the auditor but were “passed” (including similar adjustments that were passed because individually they were not material).

L. To review any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor.

M. To discuss with the independent auditor any audit problems or difficulties, including management’s response, which shall include any consultation with the independent auditor’s national office.

N. To review and approve the Company’s hedging policy and execution of hedging transactions.

O. To review and approve the Company’s credit loss reserve policy and establishment of reserves on a quarterly basis.

P. On behalf of the Board, to authorize transactions in which the Company or any subsidiary incurs indebtedness (for this purpose, a guarantee by the Company or any subsidiary of the financial obligations of another person shall be deemed to be an incurrence of indebtedness), or refinances any indebtedness, in an amount greater than $5 million, but less than $20 million, in any transaction or series of related transactions.

Q. On behalf of the Board, to authorize such other capital markets transactions or other transactions, and such other matters, as the Board may request.

R. As appropriate, to obtain advice and assistance from outside legal, accounting or other advisors.

S. To discuss policies with respect to risk assessment and risk management.

T. To review the adequacy of management information systems, internal accounting and financial controls.

U. To meet separately, on a periodic basis, with Company personnel responsible for the internal audit function and with independent auditors.

V. To review with the independent auditors any audit problems or difficulties and management’s response.

W. To establish policies regarding hiring employees or former employees of the independent auditors.

X. To review annually internal and external audits, if any, of employee benefit plans and pension plans of the Company (including subsidiaries).

Y. To review annually the adequacy of the Company’s insurance.

Z. To review annually adequacy of protection of technology, including physical security, patent and trademark program and proprietary information.

AA. To review annually the policies and procedures relating to applicable legal and regulatory requirements and the Company’s compliance therewith.

BB. Disclose, on a comparative basis, in the annual report filed with the SEC the fees paid to the independent auditors. The fees must be classified among four categories: (i) Audit, (ii) Audit-Related, (iii) Tax and (iv) All Other Fees.

CC. Establish, adopt and annually review a Committee charter with responsibilities outlined in the NYSE rules.

DD. Establish an internal audit function and periodically review the internal audit function’s responsibilities, budgeting and staffing with the independent auditors.

EE. Review management’s report on internal controls over financial reporting and the independent auditor’s attestation on management’s assertions, as required by Section 404 of the Sarbanes-Oxley Act.

FF. Establish procedures for: (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

GG. Review, with management, major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues regarding the adequacy of the company’s internal controls and any special audit steps adopted in light of material control deficiencies.

HH. Discuss the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them.

II. To report regularly to the Board.

PERFORMANCE EVALUATION REPORT:

The Committee will provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this charter and such other matters as the Committee may determine. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report.

DELEGATION TO SUBCOMMITTEE:

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

RESOURCES AND AUTHORITY OF THE COMMITTEE:

The Committee will be given the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements with the independent auditors. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the public accounting firm employed to audit the Company’s financial statements and (b) to any advisors employed by the Committee.

MINUTES:

Minutes will be kept of each meeting of the Committee and will be available to each member of the Board. Any action of the Committee (other than actions for which the Committee has sole authority as set forth herein) shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

AMENDMENTS:

This Audit Committee Charter may be amended in whole or in part with the approval of a majority of the Board.

APPENDIX B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

PURPOSE:

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (“Board”) of U.S. Restaurant Properties (the “Company”) is to identify individuals qualified to become members of the Board, to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board corporate governance principles applicable to the Company. The Committee shall report to the Board on a regular basis and not less than once a year.

MEMBERSHIP:

The Committee shall be comprised of three (3) or more members of the Board. The Committee will be organized in compliance with the rules and standards established by the New York Stock Exchange, Inc. (“NYSE”) from time to time, including rules regarding the independence of members. Members of the Committee are appointed by the Board for one-year terms and shall serve at the pleasure of the Board. The Board shall designate a chairman of the Committee.

DUTIES AND RESPONSIBILITIES:

The Committee shall have the following duties and responsibilities:

1. To review periodically and make recommendations to the Board as to changes in the size, composition, organization and operational structure of the Board and its committees.

2. To review and make recommendations on the range of qualifications that should be represented on the Board and the eligibility criteria for individual Board membership.

3. To function as the “nominating committee” and, in that capacity, to identify individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the nominees to stand for election to the Board at the annual meeting of stockholders (or, if applicable, at a special meeting of stockholders). In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating a candidate for election to the Board, the Committee will be entitled to take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to the Company, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees. The Committee may solicit and consider suggestions of the directors or management regarding possible nominees, may consider nominees suggested by stockholders and generally shall guide the process of recruiting new directors.

4. To identify Board members qualified to serve on any committee of the Board and to recommend to the Board nominees for appointment as members of the respective committees. In recommending a candidate for appointment to a committee, the Committee will be entitled to take into consideration the factors set forth above for Board membership, applicable federal securities laws and NYSE regulations and any other factors it deems appropriate.

5. To establish procedures for the Committee to exercise oversight of the evaluation of the effectiveness of the Board, its committees and individual directors.

6. To develop and recommend to the Board a set of corporate governance principles applicable to the Company; to review those principles at least once a year; and to monitor the Board’s governance process and make recommendations to the Chairman and the Board on Board governance and related matters.

7. To monitor, evaluate and report to the Board, on a periodic basis, with respect to the Company’s compliance with legal and regulatory requirements imposed by the NYSE, the Securities and Exchange Commission or otherwise, with respect to corporate governance matters applicable to the Company.

8. To produce and provide to the Board an annual performance evaluation of the Committee, as described under “Performance Evaluation Report” below.

9. To act on such other matters as the Board may specifically delegate to the Committee.

PERFORMANCE EVALUATION:

The Committee shall provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this charter and such other matters as the Committee may determine. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report.

DELEGATION TO SUBCOMMITTEE:

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

RESOURCES AND AUTHORITY OF THE COMMITTEE:

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm to be used to identify director candidates, to terminate any such consultant or search firm retained by the Committee, and to approve the fees and other retention terms of any consultant or search firm retained by the Committee.

MINUTES:

Minutes will be kept of each meeting of the Committee and will be available to each member of the Board. Any action of the Committee (other than actions for which the Committee has sole authority as set forth herein) shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

AMENDMENTS:

This Nominating and Corporate Governance Committee Charter may be amended in whole or in part with the approval of a majority of the Board.

APPENDIX C

COMPENSATION COMMITTEE CHARTER

PURPOSES:

The purposes of the Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of U.S. Restaurant Properties, Inc. (the “Company”) are as follows:

1. To discharge the responsibilities of the Board regarding oversight of compensation programs, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites applicable to all employees and specific compensation arrangements for the Chief Executive Officer and other designated executives and to recommend to the Board for Board approval the compensation payable to non-management Board members.

2. To prepare the report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations.

MEMBERSHIP:

The Compensation Committee will be comprised of three or more directors as determined by the Board, each of whom shall be an “independent director” (as defined in the listing standards of the New York Stock Exchange) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Each member will also be: (i) a “non-employee director” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and (ii) an “outside director” for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code. The Chairman of the Committee (the “Chairman”) is appointed by the Board. Members will serve at the pleasure of the Board and for such term or terms as the Board may determine.

MEETINGS

The Committee will hold regular meetings as may be necessary and such special meetings as may be called by the Chairman. A majority of the Committee members will constitute a quorum for the transaction of business and an act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. All meetings may be held telephonically.

DUTIES AND RESPONSIBILITIES:

The Committee shall have the following duties and responsibilities:

1. To review management’s recommendations and advise management and the Board on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs.

2. To establish performance objectives for the Chief Executive Officer, to evaluate the Chief Executive Officer’s performance in light of these objectives and to determine and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation for the Chief Executive Officer of the Company.

3. To review performance objectives established by the Chief Executive Officer for senior executives of the Company, to evaluate the performance of such executives relative to these objectives and to recommend to the Board base salaries, cash incentive bonuses, equity-based incentive awards and other compensation with respect to such executive, in connection with its overall review of executive compensation.

4. To administer the Company’s option and benefit plans.

5. To review the adequacy of Company’s succession planning and organizational effectiveness.

6. To review periodic reports of the Company’s compliance officer regarding legal compliance involving personnel and compensation matters.

7. To perform such other duties and responsibilities pertaining to compensation matters as may be assigned to the Committee by the Board or the Chairman of the Board.

PERFORMANCE EVALUATION:

The Committee shall provide to the Board an annual performance evaluation of the Committee, including an assessment of the performance of the Committee based on the duties and responsibilities set forth in this charter and such other matters as the Committee may determine. The evaluation to the Board may take the form of an oral report by the Committee chairman or any other member of the Committee designated by the Committee to make the report.

DELEGATION TO SUBCOMMITTEE:

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

RESOURCES AND AUTHORITY OF THE COMMITTEE:

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Committee, and to approve the fees and other retention terms of any consultant.

MINUTES:

Minutes will be kept of each meeting of the Committee and will be available to each member of the Board. Any action of the Committee (other than actions for which the Committee has sole authority as set forth herein) shall be subject to revision, modification, rescission, or alteration by the Board, provided that no rights of third parties shall be affected by any such revision, modification, rescission, or alteration.

AMENDMENTS:

This Compensation Committee Charter may be amended in whole or in part with the approval of a majority of the Board.

U.S. RESTAURANT PROPERTIES, INC.

ANNUAL MEETING TO BE HELD ON 5/19/04 AT 10:00 A.M. CDT

FOR HOLDERS AS OF 4/8/04

This Proxy is Solicited By the Board of Directors

The undersigned stockholder(s) of U.S. Restaurant Properties, Inc., hereby constitute and appoint David M. West and G. Steven Dawson, as proxies of the undersigned at the Annual Meeting of Stockholders of said corporation to be held on May 19, 2004, at 10:00 a.m., and at any adjournment thereof, and to vote all the shares of said corporation standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth herein.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of directors and the ratification of Deloitte & Touche LLP as the corporation’s independent auditors for the fiscal year ending December 31, 2004.

(Continued and to be signed on the reverse side)

U.S. RESTAURANT PROPERTIES, INC. 12240 INWOOD ROAD SUITE 300 DALLAS, TX 75244	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to U.S. Restaurant Properties, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS                            USREST             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. RESTAURANT PROPERTIES, INC.

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES				To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1. 01 - David M. West 02 - Len W. Allen, Jr. 03 - G. Steven Dawson 04 - John C. Deterding 05 - Robert Gidel 06 - James H. Kropp 07 - Robert J. Stetson	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Vote on Proposal					For	Against	Abstain

2. Ratification of Deloitte & Touche LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2004					☐	☐	☐

“NOTE” SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

Signature	Date	Signature (Joint Owners)	Date